Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

HCYC Holding Company

We hereby consent to the incorporation by reference of our report, dated May 5, 2025, in Amendment No. 3 to the Registration Statement on Form F-4 (No. 333-282624), relating to the consolidated financial statements of HCYC Holding Company.

We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

Rowland Heights, California

May 5, 2025